EXHIBIT 99.4

CONTRACT

OF

GUARANTEE OF LARGEST AGGREGATE AMOUNT

(Applicable for Enterprise Guarantor）

Prefer：99162011296130

China Minsheng Bank Co., Ltd

  Guarantor: (Hereinafter preferred as “Party A”, the detail of “Party A”, see Attachment I: The detail of Guarantor (Party A).)

  Creditor:   China Minsheng Bank Co,. Ltd Linyi Branch (Hereafter preferred as “Party B”)

  Address:    60# Yiqueshan Rd., Linyi City

  Zip:        276000

  Corporate Representative/principal: Jingli Xia

  Tel:      0539-8961016           Fax:           0539-8961020

Party A and Party signed this contract based on relevant national laws and regulations.

Article 1: The type of main credit and maximum amount

1.	The parent contract of this contract is: (Mark ☐ with√when it is applicable, mark ☐ with x when it is non-applicable.)

☐ when the guarantee is not one persons under main contract, the “Middle and small scale Financing service contract”, other related to creditor’s right and debt contract or agreement, application letter, and loan voucher and etc. creditor’s right or electric data, which signed between party B and each main contract debtor, which make the main contract. Each main contract debtor and main contract shall be confirmed by submitting a confirmation letter by guarantor.

☐ the guarantee under main contract is only one person, the main contract means:

☐ 1. the “Middle and small scale Financing service contract” No. 99162011296143, other related to creditor’s right and debt contract or agreement, application letter, and loan voucher and etc. creditor’s right or electric data, signed between Party B and Shandong Green Food Co., Ltd.

☐ 2. the contract _________________________________ , other related to creditor’s right and debt contract or agreement, application letter, and loan voucher and etc. creditor’s right or electric data, signed between Party B and Shandong Green Food Co., Ltd.

2.	The maximum amount guaranteed by Party A is: (Currency) Renminbi, RMB 15,000,000 Yuan (in number), RMB Fifteen million Yuan (in words).

The maximum credit amount is the maximum limitation of principle balance, when the principle is not exceed of above limitation, party A shall bear the guarantee obligation to the all debts stipulated under item5 in this contract.

The outstanding principle balance used by borrower under main contract shall not exceed the maximum amount described under item2 in this contract, but the outstanding principle is among the maximum amount, the borrower under main contract has the right to apply the paid principle credit line for circling using.

Article 2: the performing duration of guaranteed main creditor’s right

3.	The performing duration of guaranteed main creditor’s right under contract is 14th -4-2011 to 14th -4-2012.

1)
if the loan type under main contract is working capital loan or fixed assets loan or corporation account overdraw, the drawdown date of each loan fund or overdraw fund shall not be early than the performing duration due date.

2)	If the loan type under main contract is issuing bank acceptance, commercial bill discount, or issuing letter of guarantee, the bank issuing date shall not be early than performing duration due date.

3)	The repayment date of each debt under this guarantee contract shall not be limited by the duration due date.

Article 3: The duration of debts repayment under main contract

4.
The main debt due date shall follow the stipulation of main contract. Both the stipulated date and creditor declared date shall be the debt due date; if the credit’s right is issuing bank acceptance, commercial bill discount, or issuing letter of guarantee, or corporation account overdraw, the date when Party B paying out the fund shall be the debt due date.

Article 4: Guarantee type

5. The type of Guarantee of the contract shall be joint guarantee.

6. If party B is a group of guarantors, each guarantor shall bear the joint guarantee.

  Any guarantor breach the contract shall be regarded as all guarantors’ breaches, and each guarantor shall acknowledge that they are agencies for others, any guarantor agree, accept or acknowledge shall be regarded as all guarantors agree, accept and acknowledge.

Article 5: Guarantee scope

7. The guarantee scope under this contract contains of such following items under the main contract: the loan principal and interest, penalty interest, compound interest, breach compensation, damage compensation, the cost to realizing the creditor’s right and other payable expenses, including but not limited to litigation cost, arbitration fees, property preservation, assessment expenses, auction charge, execution cost, transferring expense, agent fees, etc.

 Article 6: the recognition of guaranteed creditor’s right

8. In one of such following events, the guaranteed creditor’s right shall be recognized:

    1) the duration of the creditor’s right under article 3 in this contract is due.

    2) the creditor declares the debt under the main contract due pursuant to relevant laws and regulations, the terms of main contract.

    3) in other event according to relevant laws and regulations.

9. When the creditor’s right is recognized, which shall means:

1) the outstanding creditor’s right under main contract, whether it is due or with other additional requirement, shall be regarded as among the guaranteed creditor’s right.

2) All the debt except described under item 7, whether it happened or not, which shall belong to the guaranteed creditor’s right.

  3) From the recognition date to the debt repayment accomplished, if the debtor under main contract fails to repay the fund, Party B has right to claim it from Party A, Party A shall repay it when Party B calls.

Article 7: Guarantee Period

10. The guarantee period under this contract is 2 years starting from the expiration of the debt term under main contract. The starting date shall be confirmed by following ways:

1) any debt due date is early or same to the guaranteed creditor’s right recognition date, the counting starting date of guarantee period shall be the creditor’s right recognition date.

2) any debt due date is late or to the guaranteed creditor’s right recognition date, the counting starting date of guarantee period shall be the creditor’s right recognition date.

3) above mentioned “repayment due date of debts” includes each installment due date and, creditor declared due date pursuant to relevant laws and regulations stipulation;

  4) the debt under main contract is issuing bank acceptance bill,  commercial bill discount, guarantee letter or corporation account overdraw, the date when Party B paying out the fund shall be the debt due date.

Article 8: rights and obligations

11. During the guarantee period, Party B has the right to transfer the creditor’s right to a third party without Party A’s prior consent, and Party A shall continue to perform the guarantee obligation.

12. During the guarantee period, a main contract amendment between Party B and debtor, Party A’s prior consent is not required, except in such following event: extend the loan term, expand the principle guaranteed by Party A, or the debtor transfers the debt.

13. After the creditor’s right under guarantee is recognized, the debtor fails to repay the debt (including the event of declared due), Party B has right to call Party A to repay the debt for Party B from the date Party B called.

14. The fund that Party A paid Party B for the guarantee obligation shall be clear such items by following order:

1) the cost and expense for accomplishing the creditor’s right; 2) compensation; 3) breach compensation; 4) compound interest; 5) penalty interest; 6) interest; 7) principle.

Party B has the right to change above order.

15. Party B called Party A to carry out the guarantee obligation, Party shall authorize Party B to deduct the found from the account which Party A opened with Party B. the insufficient part, Party B has right to remove the fund from other account which Party A opened with Party B or with any of Party B’s branches and any originations, or request Party A to repay it. the loss on interest or other cause by which deduction action, Party B has no obligation to recover it.

16. The Guarantor incurs such following events, shall inform Creditor in 30 days advance:

changes on business operating system, including but not limited to, contract business, leasing, combination, merger (or acquisition), splitting, stock reform, joint venture, transferring assets.

changes on business scope, registered capital, share structure, which shall inform Party B in 7days after above changes is complete.

17. In other event, which may cause an adverse on Creditor to realize the creditor’s right. Party A shall obtain Party B’s consent in 20days advance, and carry out the obligations under this contract terms called by Party B.

18. During the guarantee period, Party B provides a guarantee to a third party, which shall not cause a adverse on Party B.

19. Party B signs another debt contract or agreement with main contract debtor, which shall not be necessary to inform Party A.

20. Party B acknowledges any event which shall cause or may cause a adverse to Party A to accomplish its right under both this contract and main contract, including but not limited to such events occurs to main contract debtor: operation suspension, bankrupt, and etc, Party A shall inform Party B in time.

Article 9: Breaches of Contract

12. The contract becomes effective, the Guarantor and the Creditor shall carry out the obligations stipulated under this contract. any party fails to fulfill or partly fulfill the obligations under the contract, shall take the relevant breach responsibility, an provide the compensation to another party to recover the losses.

Article 10: Representations and Warranties

23. The Guarantor is a corporate duly organized and valid under the law of the People’s Republic of China and has the guarantee right as principal stipulated by laws, regulations and rules, has the right to provide a guarantee to a third party. The Guarantor has obtained the every permit, approval, registration.

24. Party B has completed all necessary authorized procedure which is effective. Signing this contract and carrying out the obligation under this contract which shall not conflict to company association and regulations or any contract, agreement and document.

25. The guarantor has acknowledged and agree to the clauses of the main contract, and provide the guarantee for the debtor with its free will, all the representations under this contract are true.

26. All documents, materials, reports and certificates provided to the Creditor by the Debtor for consummation of the contract is true, real, complete and effective.

27. Party B shall not get involved into any laws or arbitration which may cause adverse affect on guarantee abilities before sign this contract.

28. The loan credit under main contract may used as news loans to repay the prior loans, Party A shall bear the maximum obligation for such debt.

Article 11: Independence

29. This contract is independent from the main contract; it shall not be invalid when the main contract is invalid.

30. This contract is independent from other guarantee contract. if there are other guarantee under main contract, party B has the right to call Party A to carry out this contract with a priority. For any reason, Party B waive the right of mortgage or pledge provide by main contract debtor, changing the order or content of the mortgage right or pledge, which caused the repayment priority lost or less, Party A ensure the guarantee obligation shall not be cleaned or be less.

Article 12: settlement of dispute

31. Any dispute shall be resolve by the negotiation between the Creditor and the Guarantor, failing on negotiation, it shall be resolved by the court in Creditor’s business area.

Article 13: Becomes Effective, Alteration and Termination

32. The Contract shall be effective when it is signed or sealed by both parties’ authorized person (including legal representative, principle or authorized proxy), stamped with corporation seal or contract seal.

33. When the contract becomes effective, no party shall amend or terminate it by itself, the only way to amend or terminate this contract is that shall reach a written consent after a consultation.

Article 14: Appendixes

34. The detail information of Party A, please see attachment 1.

35. Before sign the contract, Party B has provide entire instruction for each articles to Party A, both parties have no argument to the terms and attachment of contract, both well acknowledged the limitation of each rights, the legal definition of the escape clause.

36. Information disclosure and inquiring

Pursuant to relevant laws and regulations, required by financing authority or Credit agency, Party B has the right to input the information of this contract or other information provide by Party A to Bank loan inquiry system, credit system or other database established legally, which could be used by qualified organizations and persons; if party A breach the contract, Party B has right to public the breaches information and provide it to a debt cleaning organization.

37. Notice and delivery

1) Any notice or written communication send by a party to another party, including such information stipulated under this contract, it shall be send by a registered letter, FAX, courier or other communication methods by the address described in attachment 1.

2) If sending by a registered letter, above notice or notice shall be regarded as delivered and received on the fourth day when the letter is mailed. Sending by a FAX, the transmission success date showed on Transmission report shall be regarded as the delivered and received date. Sending by courier, the date when the courier staff delivered such document or notice to above mentioned address, shall be regarded as date of delivered and received. Any changes on any item of communication address, the related party shall inform another party in 7days about such changes in written notice. Therefore, the notice or documents shall be serviced to the changed address.

38. Majeure facts

Any majeure caused any party failed to carry out this contract, which shall be informed to another party in 10 days counting from the event incurred. And the written verification document for the majeure event provide by local police is required.

39. Notarization (if agree with such following clause, mark the ☐with✓, otherwise mark with x)

☐ This contract is with a notarization of forcible execution. Party A bears the notarization fee.

40. Other provision
___________________________NULL____________________________

41. Duplicate and Power of the contract.

This contract is made out in 2 duplicates, each for both parties, with the same legal enforcement. The attachment is the irremovable part of the contract, has the same legal enforcement.

Party A: (1)
Shandong Longkong Travel Development Co., Ltd        (sealed)
Signed/sealed by Authorized Person:   Shanjiu Zhang   (sealed)

Party A: (2)
Junan Hongrun Foodstuff Co., Ltd                      (sealed)
Signed/sealed by Authorized Person:   Lihua Liu        (sealed)

Party B:
China Minsheng Bank Co,. Ltd Linyi Branch              (sealed)
Signed/sealed by Authorized Person:   Jinli Xia         (sealed)
On the date of: 14th-4-2011